                                                                 EXHIBIT 4(m)(3)
================================================================================
                               THE SCOTTS COMPANY

                                  $400,000,000

                              SERIES A AND SERIES B
                    8.625% SENIOR SUBORDINATED NOTES DUE 2009


                              --------------------

                          SECOND SUPPLEMENTAL INDENTURE

                         Dated as of September 29, 2003

                                       To

                                    INDENTURE

                        Dated as of January 21, 1999 and

                         Amended as of February 6, 2002

                              --------------------


                         U.S. BANK NATIONAL ASSOCIATION

                                   AS TRUSTEE


================================================================================

                          SECOND SUPPLEMENTAL INDENTURE

      SECOND SUPPLEMENTAL INDENTURE (this "Second Supplemental Indenture"), dated as of September 29, 2003 by and among The Scotts Company, an Ohio corporation (the "Company"), Scotts Manufacturing Company ("Scotts Manufacturing," as successor by merger to Scotts Miracle-Gro Products, Inc.), Scotts Temecula Operations, LLC ("Scotts Temecula", as successor by merger to Republic Tool & Manufacturing Corp.) and the other guarantors named on the signature pages hereto (with Scotts Manufacturing and Scotts Temecula, the "Guarantors"), and U.S. Bank National Association (successor to State Street Bank and Trust Company) as trustee under the Indenture (as defined below) (the "Trustee").

                               W I T N E S S E T H

      WHEREAS, the Company and the Guarantors (including the predecessors of Scotts Manufacturing and Scotts Temecula) previously duly executed and delivered to the Trustee and the Trustee previously duly executed an indenture dated as of January 21, 1999, as amended by the Supplemental Indenture dated as of February 6, 2002 (as so amended, the "Indenture"), pursuant to which the Company has issued $400 million principal amount of 8.625% Senior Subordinated Notes due 2009 (the "Notes");

      WHEREAS, on September 15, 2003, the Company commenced a tender offer (the "Tender Offer") to purchase the Notes for cash;

      WHEREAS, in connection with the Tender Offer, the Company has solicited consents from Holders of the Notes to certain amendments to the Indenture, which are contained in this Second Supplemental Indenture (the "Amendments");

      WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee, with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including Additional Notes, if any), may amend or supplement certain provisions of the Indenture with respect to the Notes;

      WHEREAS, the Holders of not less than a majority in principal amount of the outstanding Notes have consented to the Amendments; and

      WHEREAS, the Board of Directors of the Company has authorized the execution of this Supplemental Indenture and its delivery to the Trustee;

      WHEREAS, the Company has delivered an Officers' Certificate and an Opinion of Counsel to the Trustee pursuant to Sections 7.02, 9.02 and 13.04 of the Indenture; and

      WHEREAS, this Second Supplemental Indenture is effective as of the date upon which the conditions set forth in Section 3 hereof (subject to the proviso set forth therein) are satisfied, and the Amendments effected by this Second Supplemental Indenture will become operative with respect to the Notes on the date the Notes that are tendered and not withdrawn are accepted for purchase and paid for by the Company pursuant to the Tender Offer.

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

      SECTION 1. DEFINITIONS. For all purposes of the Indenture and this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

      (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Second Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

      (b) capitalized terms used but not defined in this Second Supplemental Indenture shall have the meanings assigned to them in the Indenture.

      SECTION 2. AMENDMENTS. The Indenture is hereby amended with respect to the Notes as follows:

      (1) Section 3.09 of the Indenture is hereby eliminated in its entirety and replaced with the words: "Section 3.09. [INTENTIONALLY OMITTED]."

      (2) Section 4.03 of the Indenture is hereby eliminated in its entirety and replaced with the words: "Section 4.03. [INTENTIONALLY OMITTED]."

      (3) Section 4.04 of the Indenture is hereby eliminated in its entirety and replaced with the words: "Section 4.04. [INTENTIONALLY OMITTED]."

      (4) Section 4.05 of the Indenture is hereby eliminated in its entirety and replaced with the words: "Section 4.05. [INTENTIONALLY OMITTED]."

      (5) Section 4.07 of the Indenture is hereby eliminated in its entirety and replaced with the words: "Section 4.07. [INTENTIONALLY OMITTED]."

      (6) Section 4.08 of the Indenture is hereby eliminated in its entirety and replaced with the words: "Section 4.08. [INTENTIONALLY OMITTED]."

      (7) Section 4.09 of the Indenture is hereby eliminated in its entirety and replaced with the words: "Section 4.09. [INTENTIONALLY OMITTED]."

      (8) Section 4.10 of the Indenture is hereby eliminated in its entirety and replaced with the words: "Section 4.10. [INTENTIONALLY OMITTED]."

      (9) Section 4.11 of the Indenture is hereby eliminated in its entirety and replaced with the words: "Section 4.11. [INTENTIONALLY OMITTED]."

      (10) Section 4.12 of the Indenture is hereby eliminated in its entirety and replaced with the words: "Section 4.12. [INTENTIONALLY OMITTED]."

      (11) Section 4.13 of the Indenture is hereby eliminated in its entirety and replaced with the words: "Section 4.13. [INTENTIONALLY OMITTED]."

      (12) Section 4.14 of the Indenture is hereby eliminated in its entirety and replaced with the words: "Section 4.14. [INTENTIONALLY OMITTED]."

      (13) Section 4.15 of the Indenture is hereby eliminated in its entirety and replaced with the words: "Section 4.15. [INTENTIONALLY OMITTED]."

      (14) Section 4.16 of the Indenture is hereby eliminated in its entirety and replaced with the words: "Section 4.16. [INTENTIONALLY OMITTED]."

      (15) Section 4.17 of the Indenture is hereby eliminated in its entirety and replaced with the words: "Section 4.17. [INTENTIONALLY OMITTED]."

      (16) Section 4.18 of the Indenture is hereby eliminated in its entirety and replaced with the words: "Section 4.18. [INTENTIONALLY OMITTED]."

      (17) Section 5.01 of the Indenture is hereby eliminated in its entirety and replaced with the words: "Section 5.01. [INTENTIONALLY OMITTED]."

      (18) Section 6.01 of the Indenture is hereby amended to delete the text in subsections 6.01(5) and 6.01(6) and 6.01(7) and to replace the text thereof with the text "[INTENTIONALLY OMITTED]."

      (19) Section 8.04 of the Indenture is hereby eliminated in its entirety and replaced with the words: "Section 8.04. [INTENTIONALLY OMITTED]."

      (20) Section 11.05 of the Indenture is hereby eliminated in its entirety and replaced with the words: "Section 11.05. [INTENTIONALLY OMITTED]."

      SECTION 3. EFFECTIVENESS. This Second Supplemental Indenture supplements the Indenture with respect to the Notes and shall be a part and subject to all of the terms thereof. Except as supplemented hereby, the Indenture shall continue in full force and effect.

      The Amendments effected by this Second Supplemental Indenture shall take effect on the date that each of the following conditions shall have been satisfied or waived:

      (a) each of the parties hereto shall have executed and delivered this Second Supplemental Indenture; and

      (b) The Company shall have received written consent to these Amendments from the Holders of at least a majority in principal amount of the Notes;

provided, however, that the Amendments set forth in Section 2 of this Second Supplemental Indenture shall become operative only upon and simultaneously with, and shall have no force and effect prior to, the Company's acceptance for purchase of and payment for the Notes that are tendered and not withdrawn pursuant to the Tender Offer.

      SECTION 4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      SECTION 5. COUNTERPARTS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      SECTION 6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

      SECTION 7. THE TRUSTEE. The Trustee accepts the amendment to the Indenture effected by this Second Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Guarantors and the Company and makes no representations as to the validity or sufficiency of this Second Supplemental Indenture, except as to the due and valid execution hereof by the Trustee, and shall incur no liability or responsibility in respect of the validity thereof.

      SECTION 8. SUBSIDIARY GUARANTEES. Each of the Guarantors hereby affirms that its Subsidiary Guarantee remains effective in all respects regardless of the effect of this Second Supplement Indenture on the Indenture.

      SECTION 9. CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT. If and to the extent that any provision in this Second Supplemental Indenture limits, qualifies or conflicts with another provision included in this Second Supplemental Indenture or in the Indenture which is required to be included herein or therein by any of TIA Sections 310 to 317, inclusive, such required provision shall control.

                            [Signature page follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed of the date first above written.

                                            THE SCOTTS COMPANY


                                            By: /s/ Christopher Nagel
                                                --------------------------------
                                            Name: Christopher Nagel
                                            Title: Chief Financial Officer

                                            GUARANTORS:


                                            SCOTTS MANUFACTURING COMPANY, as
                                            successor by merger to SCOTTS
                                            MIRACLE-GRO PRODUCTS INC.


                                            By: /s/ Christopher Nagel
                                                --------------------------------
                                            Name: Christopher Nagel
                                            Title: Chief Financial Officer

                                            SCOTTS TEMECULA OPERATIONS, LLC,
                                            as successor by merger to
                                            REPUBLIC TOOL & MANUFACTURING CORP.

                                            By: /s/ Christopher Nagel
                                                --------------------------------
                                            Name: Christopher Nagel
                                            Title: Chief Financial Officer

                                            MIRACLE-GRO LAWN PRODUCTS, INC.


                                            By: /s/ Christopher Nagel
                                                --------------------------------
                                            Name: Christopher Nagel
                                            Title: Chief Financial Officer

                                            OMS INVESTMENTS, INC.


                                            By: /s/ Christopher Nagel
                                                --------------------------------
                                            Name: Christopher Nagel
                                            Title: Chief Financial Officer

                                            HYPONEX CORPORATION


                                            By: /s/ Christopher Nagel
                                                --------------------------------
                                            Name: Christopher Nagel
                                            Title: Chief Financial Officer

                                            SCOTTS PRODUCTS CO.


                                            By: /s/ Christopher Nagel
                                                --------------------------------
                                            Name: Christopher Nagel
                                            Title: Chief Financial Officer

                                            SCOTTS PROFESSIONAL PRODUCTS CO.


                                            By: /s/ Christopher Nagel
                                                --------------------------------
                                            Name: Christopher Nagel
                                            Title: Chief Financial Officer

                                            SCOTTS-SIERRA HORTICULTURAL
                                            PRODUCTS COMPANY


                                            By: /s/ Christopher Nagel
                                                --------------------------------
                                            Name: Christopher Nagel
                                            Title: Chief Financial Officer

                                            SCOTTS-SIERRA CROP PROTECTION
                                            COMPANY


                                            By: /s/ Christopher Nagel
                                                --------------------------------
                                            Name: Christopher Nagel
                                            Title: Chief Financial Officer

                                            SCOTTS-SIERRA INVESTMENTS, INC.


                                            By: /s/ Christopher Nagel
                                                --------------------------------
                                            Name: Christopher Nagel
                                            Title: Chief Financial Officer

                                            SWISS FARMS PRODUCTS, INC.


                                            By: /s/ Christopher Nagel
                                                --------------------------------
                                            Name: Christopher Nagel
                                            Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION,
As Trustee

By: /s/ Cauna M. Silva
    ---------------------------
Name: Cauna M. Silva
Title:   Vice President